UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2020

NBT BANCORP INC.
(Exact name of registrant as specified in its charter)

Delaware	000-14703	16-1268674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

52 South Broad Street, Norwich, New York 13815
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (607337-2265)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	NBTB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 23, 2020, NBT Bancorp Inc. (the “Company”) completed the previously announced issuance and sale (the “Offering”) of $100,000,000 aggregate principal amount of its 5.000% Fixed-to-Floating Rate Subordinated Notes due 2030 (the “Notes”). The Offering was completed pursuant to the Company’s registration statement on Form S-3 (File No. 333-224532) (including a base prospectus) filed with the Securities and Exchange Commission (the “SEC”) on April 30, 2018, as supplemented by a related preliminary prospectus supplement filed with the SEC on June 16, 2020, and a related final prospectus supplement filed with the SEC on June 17, 2020.

The Notes were issued under the Subordinated Indenture, dated as of June 23, 2020 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of June 23, 2020 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and U.S. Bank National Association, as trustee.

From and including the date of issuance to, but excluding, July 1, 2025, or earlier redemption date, the Notes will bear interest at an initial fixed rate of 5.000% per annum, payable semi-annually in arrears on January 1 and July 1 of each year, commencing on January 1, 2021. From and including July 1, 2025 to, but excluding the maturity date, July 1, 2030, or earlier redemption date, the Notes will bear interest at a floating rate per annum equal to a benchmark rate, which is expected to be Three-Month Term SOFR, plus a spread of 485 basis points, payable quarterly in arrears on January 1, April 1, July 1, October 1 of each year, commencing on October 1, 2025. Notwithstanding the foregoing, if the benchmark rate is less than zero, then the benchmark rate shall be deemed to be zero.

The Company may, at its option, redeem the Notes (i) in whole or in part beginning with the interest payment date of July 1, 2025, and on any interest payment date thereafter or (ii) in whole but not in part upon the occurrence of a “Tax Event,” a “Tier 2 Capital Event” or the Company becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended. The redemption price for any redemption is 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to, but excluding, the date of redemption. Any redemption of the Notes will be subject to the receipt of the approval of the Board of Governors of the Federal Reserve System to the extent then required under applicable laws or regulations, including capital regulations.

There is no sinking fund for the Notes. The Notes rank junior to all of the Company’s existing and future senior indebtedness. In addition, the Notes are effectively subordinated to any secured indebtedness of the Company to the extent of the value of the assets securing such indebtedness. The Notes are structurally subordinated to all of the existing and future liabilities and obligations of the Company’s subsidiaries, including the deposit liabilities and claims of other creditors of the Company’s bank subsidiary, NBT Bank, National Association. The Notes are the obligations of the Company only and are not obligations of, and are not be guaranteed by, any of the Company’s subsidiaries.

The foregoing descriptions of the Notes do not purport to be complete and are subject to, and qualified in their entirety by, the full text of (i) the Base Indenture, (ii) the First Supplemental Indenture and (iii) the form of the Notes, each of which is attached hereto as an exhibit and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.1	Subordinated Indenture, dated as of June 23, 2020, between NBT Bancorp Inc. and U.S. Bank National Association
4.2	First Supplemental Indenture, dated as of June 23, 2020, between NBT Bancorp Inc. and U.S. Bank National Association
4.3	Form of 5.000% Fixed-to-Floating Rate Subordinated Notes due 2030 (included in Exhibit 4.2)
5.1	Opinion of Hogan Lovells US LLP
23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NBT BANCORP INC.

Date: June 23, 2020	By:	/s/ John V. Moran
John V. Moran
Executive Vice President
and Chief Financial Officer